Exhibit 99.1

Brightcove Announces Financial Results for Third Quarter 2014

Third quarter revenue of $31.5 million up 11% year-over-year

BOSTON, MA (October 30, 2014) – Brightcove Inc. (Nasdaq: BCOV), a leading global provider of cloud services for video, today announced financial results for the quarter ended September 30, 2014.

“Brightcove delivered solid third quarter results that exceeded our expectations on both the top and bottom line,” said David Mendels, Chief Executive Officer of Brightcove. “We made progress aligning our go-to-market organization to capitalize on the exciting opportunities to help digital media and digital marketing companies increase their ability to monetize their digital assets. We believe we have the right people and products in place and I am confident the changes we have introduced within our organization will drive improved performance and growth over the long term.”

Third Quarter 2014 Financial Highlights:

Revenue: Total revenue for the third quarter of 2014 was $31.5 million, an increase of 11% compared to $28.5 million for the third quarter of 2013. Subscription and support revenue was $30.5 million, an increase of 15% compared to $26.5 million for the third quarter of 2013. Professional services and other revenue was $1.1 million, compared to $2.0 million for the third quarter of 2013.

Gross Profit: Gross profit for the third quarter of 2014 was $20.7 million, compared to $19.3 million for the third quarter of 2013, and gross margin was 66% for the third quarter of 2014. Non-GAAP gross profit for the third quarter of 2014 was $21.3 million, representing a year-over-year increase of 8% and a non-GAAP gross margin of 68%. Non-GAAP gross profit and non-GAAP gross margin exclude stock-based compensation expense and the amortization of acquired intangible assets.

Operating Loss: Loss from operations was $3.1 million for the third quarter of 2014, compared to a loss of $1.3 million for the third quarter of 2013. Non-GAAP loss from operations, which excludes stock-based compensation expense, the amortization of acquired intangible assets and merger-related expenses, was $134,000 for the third quarter of 2014, compared to non-GAAP income of $1.1 million during the third quarter of 2013.

Net Loss: Net loss was $3.8 million, or $0.12 per basic and diluted share, for the third quarter of 2014. This compares to a net loss of $1.3 million, or $0.04 per basic and diluted share, for the third quarter of 2013.

Non-GAAP net loss, which excludes stock-based compensation expense, the amortization of acquired intangible assets, and merger-related expenses, was $829,000 for the third quarter of 2014, or $0.03 per diluted share, compared to non-GAAP net income of $1.1 million for the third quarter of 2013, or $0.04 per diluted share.

Balance Sheet and Cash Flow: As of September 30, 2014, Brightcove had $21.7 million of cash and cash equivalents, compared to $20.8 million at June 30, 2014. Brightcove generated $2.6 million in cash from operations and invested $1.1 million in capital expenditures and capitalization of internal-use software costs, leading to free cash flow of $1.5 million for the third quarter of 2014. Free cash flow was $3.4 million for the third quarter of 2013.

A Reconciliation of GAAP to Non-GAAP results has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Other Third Quarter and Recent Highlights

•	Ended the quarter with 5,899 customers, which included a net increase of 14 premium customers. New customers added during the quarter included: The Nation, MediaWorks NZ, Excite Japan, IBC, One Fighting Championship, Tesla, Lenovo, Maxim Integrated Products, Baker and McKenzie, Eaton Corporation, Delhaize and Waters Corporation.
•	Launched Brightcove Perform, a high performance service that powers cross-platform video playback through a full set of management APIs, performance optimization services, and the leading HTML5-first Brightcove Player. Perform also supports HTTP Live Streaming video playback across devices.
•	Announced that media companies and publishers now have the ability to choose from a client-side, server-side, or hybrid ad insertion solution. Using Brightcove Perform, publishers will be able to optimize the monetization of ad-supported video and generate more views and ad completions while avoiding the challenge of ad blockers.

Business Outlook

Based on information as of today, October 30, 2014, the Company is issuing the following financial guidance:

Fourth Quarter 2014*: The Company expects revenue to be $30.3 million to $30.8 million, and non-GAAP loss from operations to be $2.2 million to $2.5 million. Assuming approximately 32.4 million shares outstanding, Brightcove expects its non-GAAP net loss per basic and diluted share to be $0.08 to $0.09.

Full Year 2014*: The Company now expects revenue to be $123.9 million to $124.4 million, and non-GAAP loss from operations is expected to be $3.8 million to $4.1 million. Assuming approximately 31.9 million shares outstanding, Brightcove expects its non-GAAP net loss per basic and diluted share to be $0.17 to $0.18.

*With respect to the Company’s expectations under “Business Outlook” above, the Company has not reconciled non-GAAP loss from operations or non-GAAP net loss per share to GAAP loss from operations and GAAP net loss per share, respectively, because the Company does not provide guidance for stock-based compensation expense, merger-related expenses, or amortization of acquired intangible assets, which are reconciling items between those Non-GAAP and GAAP measures. As the items that impact GAAP loss from operations and GAAP net loss per share are out of the Company’s control and/or cannot be reasonably predicted, the Company is unable to provide such guidance. Accordingly, a reconciliation to GAAP loss from operations and GAAP net loss per share is not available without unreasonable effort.

Conference Call Information

Brightcove will host a conference call today, October 30, 2014, at 5:00 p.m. (Eastern Time) to discuss the Company's financial results and current business outlook. To access the call, dial 877-407-3982 (domestic) or 201-493-6780 (international). A replay of this conference call will be available for a limited time at 877-870-5176 (domestic) or 858-384-5517 (international). The replay conference ID is 13592831. A replay of the webcast will also be available for a limited time at http://investor.brightcove.com.

About Brightcove

Brightcove Inc. (NASDAQ:BCOV) is a leading global provider of powerful cloud solutions for delivering and monetizing video across connected devices. The company offers a full suite of products and services that reduce the cost and complexity associated with publishing, distributing, measuring and monetizing video across devices. Brightcove has more than 5,500 customers in over 70 countries that rely on the company’s cloud solutions to successfully publish high-quality video experiences to audiences everywhere. To learn more, visit www.brightcove.com.

Forward-Looking Statements

This press release includes certain “forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning our financial guidance for the fourth fiscal quarter of 2014 and full year 2014, our position to execute on our go-to-market strategy, and our ability to expand our leadership position and market opportunity. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, our ability to retain existing customers; difficulties integrating the technologies, products, operations, existing contracts and personnel of Unicorn Media and realizing the anticipated benefits of the combined business; difficulties executing on our go-to-market strategy and realizing the anticipated benefits of this strategy; expectations regarding the widespread adoption of customer demand for our products, including recently launched products; our ability to expand the sales of our products to customers located outside the U.S., keeping up with the rapid technological change required to remain competitive in our industry; our history of losses, our limited operating history; our ability to manage our growth effectively and successfully recruit additional highly-qualified personnel; and the price volatility of our common stock, and other risks set forth under the caption "Risk Factors" in our most recently filed Annual Report on Form 10-K, as updated by our subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Brightcove has provided in this release the non-GAAP financial measures of non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, non-GAAP net loss and non-GAAP basic and diluted net loss per share. Brightcove uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Brightcove's ongoing operational performance. Brightcove believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Brightcove’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above exclude stock-based compensation expense, amortization of acquired intangible assets and merger-related costs. Merger-related costs include fees incurred in connection with closing an acquisition in addition to fees associated with the retention of key employees. Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. The Company’s earnings press releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s web site at http://www.brightcove.com.

Investor Contact:

Brian Denyeau

ICR for Brightcove

brian.denyeau@icrinc.com

646-277-1251

Media Contact:

Kristin Leighton

Brightcove Inc.

kleighton@brightcove.com

617-245-5094

Brightcove Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$21,705	$33,047
Short-term investments	-	3,061
Restricted cash	8	121
Accounts receivable, net of allowance	19,564	21,560
Prepaid expenses and other current assets	4,826	4,011
Deferred tax asset	120	125
Total current assets	46,223	61,925
Property and equipment, net	10,384	8,795
Intangible assets, net	17,687	8,668
Goodwill	51,099	22,018
Restricted cash	201	201
Other assets	668	1,519
Total assets	$126,262	$103,126
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$734	$3,067
Accrued expenses	9,624	14,528
Capital lease liability	1,358	-
Deferred revenue	28,578	23,571
Total current liabilities	40,294	41,166
Deferred revenue, net of current portion	35	247
Other liabilities	2,591	1,333
Total liabilities	42,920	42,746

Stockholders' equity:
Common stock	32	29
Additional-paid-in-capital	212,898	176,928
Accumulated other comprehensive loss	(495)	(453)
Accumulated deficit	(129,093)	(116,124)
Total stockholders’ equity	83,342	60,380
Total liabilities and stockholders' equity	$126,262	$103,126

Brightcove Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenue:
Subscription and support revenue	$30,450	$26,535	$89,754	$75,887
Professional services and other revenue	1,077	1,992	3,881	4,262
Total revenue	31,527	28,527	93,635	80,149
Cost of revenue: (1) (2)
Cost of subscription and support revenue	9,467	7,047	28,096	21,441
Cost of professional services and other revenue	1,352	2,201	4,414	5,393
Total cost of revenue	10,819	9,248	32,510	26,834
Gross profit	20,708	19,279	61,125	53,315
Operating expenses: (1) (2)
Research and development	7,187	5,607	20,548	15,650
Sales and marketing	11,273	10,159	34,714	30,855
General and administrative	4,735	4,460	14,597	13,840
Merger-related	623	370	3,011	1,461
Total operating expenses	23,818	20,596	72,870	61,806
Loss from operations	(3,110)	(1,317)	(11,745)	(8,491)
Other (expense) income, net	(614)	104	(1,020)	(359)
Loss before income taxes and non-controlling interest in
consolidated subsidiary	(3,724)	(1,213)	(12,765)	(8,850)
Provision for income taxes	81	55	204	149
Consolidated net loss	(3,805)	(1,268)	(12,969)	(8,999)
Net income attributable to noncontrolling interest in
consolidated subsidiary	-	-	-	(20)
Net loss	$(3,805)	$(1,268)	$(12,969)	$(9,019)

Net loss per share—basic and diluted	$(0.12)	$(0.04)	$(0.41)	$(0.32)

Weighted-average shares —basic and diluted	32,247	28,346	31,815	28,185

(1) Stock-based compensation included in above line items:
Cost of subscription and support revenue	$37	$60	$147	$185
Cost of professional services and other revenue	53	53	121	117
Research and development	376	354	950	902
Sales and marketing	533	557	1,678	1,641
General and administrative	527	561	1,877	1,891

(2) Amortization of acquired intangible assets included in the above line items:
Cost of subscription and support revenue	$509	$253	$1,439	$759
Research and development	36	9	108	29
Sales and marketing	282	166	863	500

Brightcove Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine Months Ended September 30,
Operating activities	2014	2013
Net loss	$(12,969)	$(8,999)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,114	4,562
Stock-based compensation	4,773	4,736
Provision for reserves on accounts receivable	122	351
Amortization of premium on investments	1	69
Loss on disposal of equipment	92	-
Changes in assets and liabilities:
Accounts receivable	2,399	(1,795)
Prepaid expenses and other current assets	(1,005)	(1,285)
Other assets	1,185	(11)
Accounts payable	(3,097)	902
Accrued expenses	(4,126)	481
Deferred revenue	4,861	5,790
Net cash (used in) provided by operating activities	(1,650)	4,801

Investing activities
Cash paid for acquisition, net of cash acquired	(9,100)	-
Maturities of investments	3,060	7,260
Purchases of property and equipment	(2,500)	(1,926)
Capitalization of internal-use software costs	(927)	(426)
Decrease (increase) in restricted cash	113	(61)
Net cash (used in) provided by investing activities	(9,354)	4,847

Financing activities
Proceeds from exercise of stock options	584	585
Purchase of non-controlling interest in consolidated subsidiary	-	(1,084)
Payments under capital lease obligation	(860)	-
Net cash used in financing activities	(276)	(499)

Effect of exchange rate changes on cash	(62)	(758)

Net (decrease) increase in cash and cash equivalents	(11,342)	8,391
Cash and cash equivalents at beginning of period	33,047	21,708
Cash and cash equivalents at end of period	$21,705	$30,099

Brightcove Inc.

Reconciliation of GAAP Gross Profit, GAAP Loss From Operations, GAAP Net Loss and GAAP Net Loss Per Share to

 Non-GAAP Gross Profit, Non-GAAP (Loss) Income From Operations, Non-GAAP Net (Loss) Income and Non-GAAP Net (Loss) Income Per Share

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
GROSS PROFIT:
GAAP gross profit	$20,708	$19,279	$61,125	$53,315
Stock-based compensation expense	90	113	268	302
Amortization of acquired intangible assets	509	253	1,439	759
Non-GAAP gross profit	$21,307	$19,645	$62,832	$54,376
LOSS FROM OPERATIONS:
GAAP loss from operations	$(3,110)	$(1,317)	$(11,745)	$(8,491)
Stock-based compensation expense	1,526	1,585	4,773	4,736
Merger-related expenses	623	370	3,011	1,461
Amortization of acquired intangible assets	827	428	2,410	1,288
Non-GAAP (loss) income from operations	$(134)	$1,066	$(1,551)	$(1,006)
NET LOSS:
GAAP net loss	$(3,805)	$(1,268)	$(12,969)	$(9,019)
Stock-based compensation expense	1,526	1,585	4,773	4,736
Merger-related expenses	623	370	3,011	1,461
Amortization of acquired intangible assets	827	428	2,410	1,288
Non-GAAP net (loss) income attributable to common stockholders	$(829)	$1,115	$(2,775)	$(1,534)
GAAP diluted net loss per share	$(0.12)	$(0.04)	$(0.41)	$(0.32)
Non-GAAP diluted net (loss) income per share	$(0.03)	$0.04	$(0.09)	$(0.05)

Shares used in computing GAAP diluted net loss per share	32,247	28,346	31,815	28,185
Shares used in computing Non-GAAP diluted net (loss) income per share	32,247	30,103	31,815	28,185